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                                                                   EXHIBIT 3.4


                           ARTICLES OF INCORPORATION
                                       OF
                            AETNA EXPORT SALES CORP.


     WE, THE UNDERSIGNED, in order to form a corporation pursuant to the provisions of the Virginia Islands Code, do hereby certify as follows:

     FIRST: The name of the corporation is Aetna Export Sales Corp.

     SECOND: The Corporation is organized as a corporation for profit and to be, after making the appropriate elections, a Foreign Sales Corporation as such term is defined in Subpart C of Part III of Subchapter N of Chapter 1 of the United States Internal Revenue of 1954, as amended, and Chapter 12, Title 13 of the Virgin Islands Code. To that end the corporation may engage in any lawful activity and have any purpose not specifically prohibited to corporations under the applicable laws of the United States Virgin Islands.

     THIRD: The total number of shares which the corporation is authorized to issue is one thousand (1,000) shares of common stock without par value.

     FOURTH: The minimum amount of capital at the commencement of business shall be One Thousand Dollars ($1,000.00).

     FIFTH: The location of the principal office of the corporation shall be at the Citibank Building, Veterans Drive, Charlotte Amalie, St. Thomas, U.S. Virgin Islands and the name of the registered agent in charge thereof is RoyWest Trust Corporation (U.S. Virgin Islands) Limited.

     SIXTH: The duration of the corporation is perpetual.

     SEVENTH: The By-Laws shall set the number of directors of the corporation which shall not be less than three.

     EIGHTH: The names and residences of the incorporators are as follows:


      NAME                                    RESIDENCE
      ----                                    ---------
   Richard Scott                         1B Skyline Village
                                         St. Thomas, USVI 00801

   Julice Thomas                         Estate Bordeaux # 42
                                         St. Thomas, USVI  00801


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         NAME                                  RESIDENCE
         ----                                  ---------
     Janet L. Knight                         22A Estate Tutu
                                             St. Thomas, USVI  08801


     NINTH: The following provisions are included in these Articles of Incorporation for the purpose of regulating the business and the conduct of the affairs of the corporation; provided, however, that nothing herein contained shall deem to authorize the corporation to carry on any business or conduct its affairs in any way contrary to the laws under which the corporation is organized:
     (a) All corporate powers except those which by law expressly require the consent of the shareholders shall be exercised by the Board of Directors.
     (b) The Board of Directors shall have power from time to time to fix and determine and vary the amount of working capital of the corporation and to direct and determine the use and disposition of any surplus or net profits over and above capital stock paid in, in such manner and upon such terms of the Board of Directors shall deem expedient.
     (c) The Board of Directors may make By-Laws and from time to time may alter, amend or repeal any By-Laws, but any By-Laws made by the Board of Directors may be altered or repealed by the shareholders of the corporation.

     IN WITNESS WHEREOF, we have executed these Articles of Incorporation in triplicate this 7th day of December, 1987.


                                                        /s/ Richard Scott
                                                        -----------------
                                                        Richard Scott

                                                        /s/ Julice Thomas
                                                        -----------------
                                                        Julice Thomas

                                                        /s/ Janet L. King
                                                        -----------------
                                                        Janet L. Knight




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CHARLOTTE AMALIE, ST. THOMAS:

UNITED STATES VIRGIN ISLANDS:


     BE IT REMEMBERED that on this 7th day of December, 1987, personally came before me, Notary Public in and for the Territory aforesaid, Richard Scott, Julice Thomas, and Janet L. Knight, parties to the foregoing Articles of Incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the acts and deed of the signers respectively, and that the facts therein stated are truly set forth.
     Given under my hand and seal of office the day and year aforesaid.


                                   /s/ Virginia Monsanto
                                   ---------------------
                                   Notary Public
                                   Notary Public.  St. Thomas.  Virgin Islands.
                                   My Commission Expires April 12, 1989




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                    CONSENT OF AGENT FOR SERVICE OF PROCESS

     This writing witnesseth that the undersigned Roywest Trust Corporation (U.S. Virgin Islands) Limited having been designated by the

                            AETNA EXPORT SALES CORP.
- --------------------------------------------------------------------------------
                              Name of Corporation

as agent of the said company upon whom service of process may be made in all suits arising against the said company in the Courts of the Virgin Islands, do hereby consent to act as such agent, and that service of process may be made upon me in accordance with Title 13 of the Virgin Islands Code.

     IN WITNESS WHEREOF, I have hereunto set my signature this 7th day of December, 1987.

                                    /s/ Richard Scott
                                    -----------------------
                                    (Signature of Agent)


     Subscribed and sworn to before me this 7th day of December, 1987 at Charlotte Amalie.



                                    /s/ Virginia Monsanto
                                    ------------------------
                                    Notary Public
                                    Notary Public.  St. Thomas.  Virgin Islands.
                                    My Commission Expires April 12, 1989